USChina Taiwan, Inc.

(Name of Registrant As Specified in Charter)

SCHEDULE DEF 14C INFORMATION STATEMENT

Preliminary Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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USChina Taiwan, Inc.

(Name of Registrant As Specified in Charter)

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Copies to:

Harold H. Martin, Esq.

Martin & Pritchett, P.A.

8015 W. Kenton Circle, Suite 150

Huntersville, North Carolina 28078

Tel: (704) 237-5408

USChina Taiwan, Inc.

c/o 9900 Corporate Campus Dr.

Suite 3000

Louisville, KY 40223

Telephone: (502) 657-6005

Dear Stockholders:

We are writing to advise you that the holder of a majority of our outstanding common stock has approved an amendment to our Articles of Incorporation (the “Charter Amendment”) to:

•	change the name of our company to “RadTek, Inc.,” and

•	create a class of preferred stock consisting of 10,000,000 shares.

These actions were approved on January 28, 2013 by our Board of Directors.  In addition, the holder of a majority of our issued and outstanding voting securities has approved these actions by written consent in lieu of a special meeting effective January 28, 2013 in accordance with the relevant sections of the Nevada Revised Statutes.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you.  The accompanying Information Statement is furnished only to inform our stockholders of these actions described above before they take place in accordance with Rule 14c-2 of the Securities Exchange Act of 1934.  This Information Statement is first mailed to you on or about February 1, 2013.

Please feel free to call us at 502-657-6005 should you have any questions on the enclosed Information Statement.  We thank you for your continued interest in our company.

For the Board of Directors of

USCHINA Taiwan, Inc.

By: /s/ Kwang Hyun Kim

Kwang Hyun Kim, President

March 18, 2013

USCHINA TAIWAN, INC.

INFORMATION STATEMENT

USChina Taiwan, Inc.

c/o 9900 Corporate Campus Dr.

Suite 3000

Louisville, KY 40223

Telephone: (502) 657-6005

_____________________________________________________________________________________________

INFORMATION STATEMENT REGARDING ACTIONS

TAKEN BY WRITTEN CONSENT OF THE MAJORITY STOCKHOLDER

IN LIEU OF A SPECIAL MEETING

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL

This Information Statement is being furnished to the stockholders of USCHINA Taiwan, Inc. in connection with the written consent of the holder of a majority of our issued and outstanding voting securities approving the Charter Amendment.  This action was approved by our Board of Directors on January 28, 2013 and on January 28, 2013 the holder of approximately 89.73% of our issued and outstanding common stock, being our only class of voting securities, also consented to these actions by a written consent in lieu of a special meeting of stockholders in accordance with the Nevada Revised Statutes.

Section 78.320 of the Nevada Revised Statutes provides that the shareholders of the Corporation may approve any action that would otherwise be taken at an annual or special meeting, and without prior notice, if one or more consents in writing, setting forth the action so taken shall be signed by holders of outstanding shares having not less than a majority of the voting power. In order to eliminate the costs involved in holding a special meeting we utilized the written consent of the holder of a majority in interest of our voting securities.

This Information Statement, which is first being mailed on or about February 1, 2013, is being delivered to inform you of the corporate actions described herein before they take effect in accordance with Rule 14c-2 of the Securities Exchange Act of 1934.  No dissenter’s rights are afforded to our stockholders under Nevada law as a result of the approval of the Charter Amendment.

The entire cost of furnishing this Information Statement will be borne by us.  We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

PRINCIPAL STOCKHOLDERS

At December 31, 2012, we had 1,234,236 shares of our common stock issued and outstanding.  The following table sets forth information regarding the beneficial ownership of our common stock as of December 31, 2012 by:

—	each person known by us to be the beneficial owner of more than 5% of our common stock;
—	each of our directors;
—	each of our named executive officers; and
—	our named executive officers, directors and director nominees as a group.

Unless otherwise indicated, the business address of each person listed is in care of USChina Taiwan, Inc., 9900 Corporate Campus Drive, Suite 3000, Louisville, Kentucky 40223. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

Ownership of Principal Stockholders

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner(1)	Percent of Class (1)
Common Stock	Andrew Chien	0	0.0%
Common Stock	Ching-Sang Hong	0	0.0%
Common Stock	Kwang Hyun Kim, President (2) RadTek Co., Ltd 3rd Floor, Taejoon B/D, 341-2 Jangdae-dong, Yuseong-gu Daejeon 305-308, Korea	1,107,500	89.73%

(1)   Includes shares that any beneficial owner has the right to acquire within 60 days, from options, warrants, rights, conversion privilege or similar obligations.

(2) Kwang Hyun Kim would be deemed to be the beneficial owner of 1,107,500 shares owned by RadTek of the 1,234,236 issued and outstanding shares of the Company as of December 31, 2012 pursuant to Rule 13d-3 under the Exchange Act.

Security Ownership of Management

The following table sets forth the share holdings of management as of the date of December 31, 2012, based upon 1,715,004 shares being outstanding as of the date of hereof:

Ownership of Management

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner(1)	Percent of Class (1)
Common Stock	Kwang Hyun Kim, President, Secretary of the Company; President of RadTek Co., Ltd. (2)	1,107,500	89.73%

(1)   Includes shares that any beneficial owner has the right to acquire within 60 days, from options, warrants, rights, conversion privilege or similar obligations.

(2) Kwang Hyun Kim would be deemed to be the beneficial owner of 1,107,500 shares owned by RadTek of the 1,234,236 issued and outstanding shares of the Company as of December 31, 2012 pursuant to Rule 13d-3 under the Exchange Act.

All Directors and Executive Officers as a Group (Two Persons)

As of December 31, 2012, our two directors and officers directly did not own any shares of our outstanding voting securities. However, Kwang Hyun Kim would be deemed to be the beneficial owner of 1,107,500 shares owned by Radtek of the 1,234,236 issued and outstanding shares of the Company as of December 31, 2012 pursuant to Rule 13d-3 under the Exchange Act.

THE CHARTER AMENDMENT

On January 28, 2013 our Board of Directors approved the Charter Amendment that will:

—	change our corporate name to “RadTek, Inc.” (the “Name Change”), and

—	authorize 10,000,000 shares of undesignated preferred stock, commonly referred to as “blank check” preferred stock because the Board has discretion to designate one or more series of the preferred stock with the rights, privileges and preferences of each series to be fixed by the Board from time to time in the future without stockholder approval (the “Recapitalization”).

On January 28, 2013 the holder of a majority of our outstanding common stock approved the Charter Amendment.

The form of Charter Amendment to be filed with the Secretary of State of the State of Nevada, Division of Corporations, to affect the Name Change and Recapitalization is attached to this Information Statement as Exhibit A.

The text of the form of Charter Amendment is, however, subject to amendment to reflect any changes that may be required by the office of the Secretary of State of the State of Nevada, Division of Corporations, or that the Board of Directors may determine to be necessary or advisable ultimately to comply with applicable law. Other than the changes in our Articles of Incorporation, as amended, effected by the Name Change and the Recapitalization, all other provisions of our Articles of Incorporation, as amended, will remain unchanged upon the filing of the Charter Amendment.

We do not currently engage in significant business activities.  Our Board of Directors and consenting stockholder believe it is in the best interests of our company to change our corporate name to provide a name similar to that of RadTek Co., Ltd, our controlling shareholder.

Of the 60,000,000 shares of common stock that are presently authorized, there are 1,234,236 shares of common stock outstanding on December 31, 2012.  There are no preemptive rights relating to the common shares.

Our Board of Directors and consenting stockholder believe that the creation of the blank check preferred stock is in our best interests as well as those of our stockholders and believe that it is advisable to authorize such additional shares of preferred stock and have them available in connection with the possible future financing transactions, other possible future transactions, such as corporate mergers, acquisitions, other business combinations or other uses not presently determinable and as may be deemed to be feasible and in our best interests. Blank check preferred stock is commonly authorized by publicly traded companies and is frequently used as a preferred means of raising capital and making acquisitions.  In particular, in recent years, smaller companies have been required to utilize senior classes of securities to raise capital, with the terms of those securities being highly negotiated and tailored to meet the needs of both investors and the issuing companies.  Such senior securities typically include liquidation and dividend preferences, protections, conversion privileges and other rights not found in common stock.  We presently lack the authority to issue preferred stock and, accordingly, are limited to issuing common stock or debt securities to raise capital. By authorizing a class of blank check preferred stock, we would increase our flexibility in structuring future transactions.

Upon the filing of the Charter Amendment, subject to the provisions of our Articles of Incorporation and the limitations prescribed by law, the Board would be expressly authorized, at its discretion, to adopt resolutions to issue shares of preferred stock, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the preferred stock, in each case without any further action or vote by the stockholders. The Board would be required to make any determination to issue shares of preferred stock based on its judgment as to our best interests and those of our stockholders. The Charter Amendment will give the Board flexibility, without further stockholder action, to issue preferred stock on such terms and conditions as the Board deems to be in the best interests of our company and our stockholders.

The approval of the Charter Amendment could have material anti-takeover consequences, including:

•	Our Articles of Incorporation do not presently authorize the issuance of any preferred stock. Once the Charter Amendment is filed with the Department of Commerce of the State of Nevada, Division of Corporations and Commercial Code, our Board of Directors will be able to issue up to 10,000,000 preferred shares, in one or more series and with such rights and preferences, including voting rights, as determined by our Board of Directors without further stockholder approval. The Board of Directors could designate one or more series of preferred shares with rights and preferences, including super-majority voting rights, and issue the preferred shares. The preferred shares could make our acquisition by means of

•	a tender offer, a proxy contest or otherwise, more difficult, and could also make the removal of incumbent officers and directors more difficult. As a result, these provisions may have an anti-takeover effect.

•	These provisions could limit the price that investors might be willing to pay in the future for our common shares and could have the effect of delaying, deferring or preventing a change in control of our company. The issuance of preferred shares could also effectively limit or dilute the voting power of our stockholders. According, such provisions of our Articles of Incorporation may discourage or prevent an acquisition or disposition of our business that could otherwise be in the best interests of our stockholders.

The Charter Amendment was not adopted to deter any effort to obtain control of our company and is not being adopted as an anti-takeover measure.  We have no arrangements, agreements, or understandings in place at the present time for the issuance or use of any of the shares of preferred stock to be authorized by the Charter Amendment.

The laws of Nevada require that, in order for us to amend our Articles of Incorporation through the Charter Amendment, the amendment must be approved by the affirmative vote of the holders of a majority of our common shares. The Charter Amendment was approved on January 28, 2013.  The Charter Amendment, including the Name Change and the Recapitalization, will become effective on the effective date of the applicable certificate of amendment to our Articles of Incorporation with the office of the Secretary of State of the State of Nevada, Corporations Division, Code, which we would expect to be 20 days after this Information Statement was first mailed to our stockholders.  However, the exact timing of the filing of the Charter Amendment will be determined by the Board of Directors based upon its evaluation as to when such action will be most advantageous to us and our stockholders, and the Board of Directors reserves the right to delay filing the amendment for up to 12 months following stockholder approval thereof.  In addition, the Board of Directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the filing of the Charter Amendment if, at any time prior to filing the amendment, the Board of Directors, in its sole discretion, determines that it is no longer in the best interests of our company and our stockholders.

Under Nevada law there are no appraisal rights available to our stockholders in connection with the Charter Amendment.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for information statements with respect to two or more stockholders sharing the same address by delivering a single information statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers deliver a single information statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they are or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate information statement, or if you currently receive multiple information statements and would prefer to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to USChina Taiwan, Inc., 9900 Corporate Campus Drive, Suite 3000 c/o PEG, Louisville, Kentucky 40223 Attention: Corporate Secretary.

WHERE YOU CAN FIND MORE INFORMATION

This Information Statement refers to certain documents that are not presented herein or delivered herewith.  Such documents are available to any person, including any beneficial owner of our shares, to whom this Information Statement is delivered upon oral or written request, without charge.  Requests for such documents should be directed to Corporate Secretary, USChina Taiwan, Inc., 9900 Corporate Campus Drive, Suite 3000 c/o PEG, Louisville, Kentucky 40223.

We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

U.S. Securities and Exchange Commission

Public Reference Room Office

100 F Street, N.E.

Room 1580

Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Kwang Hyun Kim

Kwang Hyun Kim,

President

Louisville, KY

January 28, 2013

Appendix A

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1. Name of corporation:

USChina Taiwan, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

Article I is amended in its entirety to provide that the name of the corporation shall be “RadTek, Inc.”

Article IV is hereby amended in its entirety to read as follows:

The maximum number of shares that this corporation shall be authorized to issue and have outstanding at any one time shall be Sixty Million (60,000,000) shares of common stock, $0.001 par value, and Ten Million (10,000,000) shares of preferred stock, $0.001 par value. This corporation’s Board of Directors, by resolution or resolutions, at any time and from time to time, has the authority to divide and establish any or all of the unissued shares of preferred stock not then allocated to any series into one or more series and, without limiting the generality of the foregoing, to fix and determine the designation, rights and preferences of each such shares, without any action by shareholders.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:

The amendment was approved by the written consent of stockholders holding 1,107,500 shares of the corporation’s common stock, which constituted approximately 89.73% of the 1,234,236 shares of the corporation’s voting stock issued and outstanding as of December 31, 2012.

4. Effective date of filing (optional):

5. Signature (required):

/s/ Kwang Hyun Kim
Signature of Officer
Kwang Hyun Kim, President

EXHIBIT A

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

090201

Filed in the office of	Document Number 20130181549-34
Ross Miller Secretary of State State of Nevada	Filing Date and Time 03/18/2013 5:43 AM
	Entity Number E0676592009-8

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of corporation:

USCHINA TAIWAN INC.

change name of our company to "RadTek, Inc." and

create a class of preferred stock consisting of 10,000,000 shares of stock at par value of 0.001
(total shares authorized will be 70,000,000 at par value of 0.001 = 70,000 value)

4. Effective date and time of filing: (optional) Date: 3-08-2013 Time: 9:00 AM EST

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 8-31-11